                                                                   Exhibit 3-162

                                               016910A032 10/05/88R#37010  30.00
VOL 1124                                       016910A032 10/05/88R#00300  50.00
                                               016910A032 10/05/88R#137100 20.00

CERTIFICATE OF INCORPORATION
Stock Corporation

                              STATE OF CONNECTICUT
                             Secretary of the State

   The undersigned incorporator hereby forms a corporation under the Stock Corporation Act of the State of Connecticut:
   1.  The name of the corporation is Health Resources of Glastonbury, Inc.
   2. The nature of the business to be transacted, or the purposes to be promoted or carried out by the corporation, are as follows:
       To engage in any lawful act or activity for which corporations may be formed under said Act.
   3. The designation of each class of shares, the authorized number of shares of each such class, and the par value (if any) of each share thereof, are as follows:
       The corporation has one class of 5,000 authorized shares of common stock, without par value.
   4. The terms, limitations and relative rights and preferences of each class of shares and series thereof (if any), or an express grant of authority to the board of directors pursuant to Section 33-341, Conn. Gen. Stat., are as follows:
       No shareholder shall be entitled as of right to purchase or subscribe for any unissued shares of the corporation whether now or hereafter authorized or whether of a class now existing or of a class hereafter created, or to purchase or subscribe for any bonds, certificates of indebtedness, debentures, or other obligations convertible into shares of the corporation.

   5. The minimum amount of stated capital with which the corporation shall commence business is $1,000
   6.  Other provisions:
       Any action that may be taken by shareholders at a meeting of shareholders may be taken without a meeting of shareholders by consent, in writing, setting forth action to be taken, signed by persons (or their authorized attorneys) holding shares representing at least that portion of the voting power of shares entitled to vote on such action as would be required to approve such action at a meeting at which all shareholders entitled to vote thereon were present; provided, however, that the approval of such action by consent is not prohibited by, and such consent is obtained in accordance with, the general corporate law of Connecticut in effect at the time such consent is sought.

   Dated at Hartford, Connecticut this 3rd day of October, 1988. I hereby declare, under the penalties of false statement, that the statements made in the foregoing certificates are true.

                                                  /s/ Joan W. Feldman
                                                  ------------------------------
                                                  Joan W. Feldman, Incorporator

                                                      REC: [o]plu 10.5.88@2.00pm
       FILED
STATE OF CONNETICUT
 OCT 4 3.00 PM '88
 [graphic omitted]

                          FF:   30.00             Shipman & Goodwin
                          FT:   50.00             Counselors at law
                          EXP:  20.00             799 Main Street
                          -----------             Hartford, Connecticut 06103
                          TOT: 100.00

                                                     ---------------------------
APPOINTMENT OF STATUTORY AGENT FOR SERVICE              For office use only
DOMESTIC CORPORATION                                 ---------------------------
61-6 REV. 6-66   VOL1124          0419               ACCOUNT NO.

TO: The Secretary of the State of Connecticut        ---------------------------
                                                     INITIALS

                                                     ---------------------------
================================================================================
NAME OF CORPORATION

                      Health Resources of Glastonbury, Inc.
--------------------------------------------------------------------------------
                                   APPOINTMENT
--------------------------------------------------------------------------------
The above corporation appoints as its statutory agent for service, one of the following:
--------------------------------------------------------------------------------

NAME OF NATURAL PERSON WHO IS RESIDENT OF CONNECTICUT        BUSINESS ADDRESS                              ZIP CODE
                                                             Shipman & Goodwin, 799 Main Street, Hartford, CT 06103
        Joan W. Feldman                                      -----------------------------------------------------------
                                                             RESIDENCE ADDRESS                             ZIP CODE
                                                             273 Boulder Road, Manchester, CT 06040
------------------------------------------------------------------------------------------------------------------------
NAME OF CONNECTICUT CORPORATION                              ADDRESS OF PRINCIPAL OFFICE IN CONN (If none, enter address of appointee's statutory agent for service)

------------------------------------------------------------------------------------------------------------------------
NAME OF CORPORATION not Organised Under the Laws of Conn.*   ADDRESS OF PRINCIPAL OFFICE IN CONN (If none, enter
                                                             "Secretary of the State of Connecticut".)

------------------------------------------------------------------------------------------------------------------------
*Which has procured a Certificate of Authority to transfer business or conduct affairs in this state.

--------------------------------------------------------------------------------
                                  AUTHORIZATION
--------------------------------------------------------------------------------

                        NAME OF INCORPORATOR (Print or type)          SIGNED (Incorporator)                 DATE
    ORIGINAL            Joan W. Feldman                               /s/ Joan W. Feldman
   APPOINTMENT          -------------------------------------------------------------------------------
                        NAME OF INCORPORATOR (Print or type)          SIGNED (Incorporator)                 October 3, 1988
 (Must be signed
  by a majority         -------------------------------------------------------------------------------
of incorporators.)      NAME OF INCORPORATOR (Print or type)          SIGNED (Incorporator)

-----------------------------------------------------------------------------------------------------------------------------
   SUBSEQUENT           NAME OF PRESIDENT, VICE PRESIDENT, OR SEC     SIGNED (President, or Vice President, DATE
   APPOINTMENT                                                        or Secretary)
-----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   ACCEPTANCE
--------------------------------------------------------------------------------

                        NAME OF SIGNATORY AGENT FOR SERVICE (Print or Type)        SIGNED (Statutory Agent for service)
Accepted:               Joan W. Feldman                                            /s/ Joan W. Feldman
==============================================================================================================================




==============================================================================================================================
For                 FILED                              FILING FEE               CERTIFICATION FEE         TOTAL FEES
office       STATE OF CONNECTICUT                      $                        $                         $
use           OCT 4 3.00 PM '88                        -----------------------------------------------------------------------
only          [graphic omitted]                        SIGNED (For Secretary of the State)

                                                       -----------------------------------------------------------------------
                                                       CERTIFIED COPY SENT ON [o]

                                                       -----------------------------------------------------------------------
                                                       TO

                                                       -----------------------------------------------------------------------
                                                       CARD

==============================================================================================================================

                                                     Shipman & Goodwin
                                                     Counselors at law
                                                     799 Main Street
                                                     Hartford, Connecticut 06103

STATE OF CONNECTICUT                  )SS. HARTFORD
OFFICE OF THE SECRETARY OF THE STATE  )

I hereby certify that this is a true copy of record in this Office In Testimony whereof, I have hereunto set my hand, and affixed the Seal of said State, at Hartford, this 12th day of November A.D. 2003

        [Graphic of signature]
------------------------------------------
      SECRETARY OF THE STATE [o]